 EXHIBIT 99.1
UNIFI EUROPE ANNOUNCES CHANGES IN OPERATIONS AND ORGANISATION
Proactive Moves Designed to Combat Imports and Restore Profitability

             LETTERKENNY, Ireland, April 24, 2003 - Unifi Europe, a division of Unifi, Inc. (NYSE: UFI), today announced broad, proactive changes that are designed to restore the unit's long-term profitability through the restructuring of its operations and organization.

             Unifi Europe will exit the yarn twisting business, as well as reduce its polymer spinning and yarn texturing capacities in Letterkenny, Ireland. These operational changes will result in the net elimination of 250 hourly and staff positions located in Letterkenny, or approximately 40 percent of the unit's current active Irish-based workforce. The Company will be entering a 30-day consultation period with Union representatives to discuss the redundancies as well as review other measures and initiatives in its effort to improve competitiveness. As a result of these changes, Unifi Europe expects to lower ongoing operating costs by approximately €8.5 million.

             "The past five years have been particularly challenging, with imports of polyester textured yarn from Asia growing to more than 50 percent of Western European mill consumption, Irish inflation significantly increasing operating costs for labour, energy, insurance and rates, and recent significant increases in raw material costs," said Fintan McGrath, president of Unifi Europe. "Unifi's expanding global presence affords us the opportunity to restructure our European operations and organisation in ways that will allow us to be competitive and profitable at a reduced level of capacity."

            As part of the restructuring, Unifi Europe will transition some commodity-oriented products to Unifi Asia sourced yarn, thereby allowing its Letterkenny facility to increase the production of technically and functionally differentiated yarns to more than 70 percent of its mix within the next three years. Unifi will also increase its focus on adding value to the European supply chain through enhanced downstream sales and marketing initiatives.

          "Our manufacturing operations will be sized for sustainable profitability, whilst focused on value added products, allowing us to bring newness to the market jointly with our customers," said McGrath. "Commodity products will continue to be a part of our European product offering, however, a portion of these products will be sourced by ourselves from our global partners and delivered to our customers."

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Unifi Europe Announces Changes - Page 2

         "The trend toward filament polyester continues, and a growing market is predicted for Western Europe," McGrath continued. "Functionally and aesthetically differentiated products remain a clear growth opportunity for Unifi as they require shorter lead times and higher levels of support for customers. We are creating a competitive business model that leverages the many strengths of our global organization."

         An assistance programme will be made available to those employees who avail of the redundancy package which will include consultations with appropriate representatives from various Government Departments together with assistance in the preparation of Curriculum Vitae and help in efforts to obtain alternative employment.

         "In many cases, employees are being given the option of staying with the company or accepting a severance package designed to make the transition smoother and more manageable," McGrath added.

          The Company expects to take a restructuring charge in the June quarter; however, the final amount of the charge has yet to be determined.

          Unifi Inc. (NYSE: UFI) is one of the world's largest producers and processors of textured yarns. The company's primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel, and industrial fabrics, automotive, upholstery, hosiery, and sewing thread. For more information about Unifi, visit www.unifi-inc.com.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

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Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.